UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2013

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the close of business on March 27, 2013, the record date of the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of CME Group Inc. (the “Company”), the Company had 333,881,305 shares of Class A and Class B common stock issued and outstanding. The holders of a total of 279,557,932 shares of Class A and Class B common stock were present at the Annual Meeting, either in person or by proxy, which total constituted approximately 84% of the issued and outstanding shares on the record date for the Annual Meeting.

The results of the proposals are as follows:

1.	The election of nine Equity Directors to serve until 2014 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Votes Withheld
Terrence A. Duffy	237,029,014	9,556,373
Charles P. Carey	236,059,798	10,525,589
Mark E. Cermak	239,242,256	7,343,131
Martin J. Gepsman	236,636,195	9,949,192
Leo Melamed	219,482,029	27,103,358
Joseph Niciforo	237,386,321	9,199,066
C.C. Odom II	239,613,410	6,971,977
John F. Sandner	219,584,875	27,000,512
Dennis A. Suskind	239,283,103	7,302,284

There were a total of 32,972,545 broker non-votes in this proposal.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2013 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
275,212,262	3,858,229	487,441

3.	The approval, by advisory vote, of the compensation of the Company’s named executive officers (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
238,787,144	6,523,052	1,275,191

There were a total of 32,972,545 broker non-votes in this proposal.

4.	Shareholder Proposal Regarding Proxy Access (failed to receive sufficient support from the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
80,853,219	165,096,818	635,350

There were a total of 32,972,545 broker non-votes in this proposal.

5.	The election of Class B Directors:

a.	The election of one Class B-1 Director to serve until 2014 from a slate of two nominees (elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
Paul J. Heffernan	33	59	142
Howard J. Siegel	146	20	68

b.	The election of one Class B-3 Director to serve until 2014 from a slate of two nominees (elected by the Class B-3 shareholders):

Name	Votes For	Votes Against	Abstentions
Peter J. Kosanovich	187	71	247
Steven E. Wollack	230	115	160

6.	The election of Class B Nominating Committees:

a.	The election of five members of the Class B-1 Nominating Committee to serve until 2014 from a slate of ten nominees (elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
William C. Bauman	91	19	117
Thomas A. Bentley	87	26	114
Michael J. Downs	101	15	111
Stephen F. French	58	25	144
John C. Garrity	100	12	115
Bradley S. Glass	73	27	127
Mark S. Kobilca	32	32	163
Brian J. Muno	81	16	130
Michael J. Small	48	27	152
Kenneth G. Zekich	48	32	147

b.	The election of five members of the Class B-2 Nominating Committee to serve until 2014 from a slate of ten nominees (elected by the Class B-2 shareholders) was deferred to June 11, 2013 at 1:30 p.m. at 20 South Wacker Drive, Chicago, Illinois.

c.	The election of five members of the Class B-3 Nominating Committee to serve until 2014 from a slate of ten nominees (elected by the Class B-3 shareholders):

Name	Votes For	Votes Against	Abstentions
J. Kenny Carlin	190	42	262
Bryan P. Cooley	216	34	244
Laurence E. Dooley	119	64	311
Mario J. Florio	151	43	300
Christopher P. Gaffney	201	29	264
David P. Gaughan	97	71	326
Timothy F. Hendricks	196	40	258
Matthew J. Mokszycki	55	82	357
Timothy J. Nagy	130	69	295
Donald J. Sliter	117	77	300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 28, 2013	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary